[Letterhead of Deloitte & Touche LLP]

December 1, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in paragraphs (b), (c), and (d) of
Item 4 of Secom General Corporation Form 8-K dated November 23, 1998. We have no basis to agree or disagree with the comments in paragraph (a) of Item 4 except we agree that Deloitte & Touche LLP was dismissed on November 23, 1998.


Yours truly,
DELOITTE & TOUCHE LLP